Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated December 21, 2009, relating to the consolidated financial statements of Eureka Financial Corporation and subsidiary, which is contain in that Prospectus.
We also consent to the reference to use of our name under the captions “Legal and Tax Opinion” and “Experts” in the Prospectus.
/s/ ParenteBeard LLC
Pittsburgh, Pennsylvania
October 4, 2010